UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2018

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1010 Atlantic Avenue

Alameda, California 94501

(Address of principal executive offices)

(510) 479-7635

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On September 21, 2018, the board of directors (“Board”) of Aqua Metals, Inc. (“Company”) unanimously approved and adopted the Second Amended and Restated Bylaws (“Amended Bylaws”) of the Company. The changes to the previous Amended and Restated Bylaws effected by way of the Amended Bylaws are (i) at Section 2.14 of the Amended Bylaws, the adoption of an advance notice procedure for stockholder proposals to be brought before an annual or special meeting of stockholders, including proposed nominations of persons for election to the Board, and (ii) at Section 3.7 of the Amended Bylaws, the adoption of a requirement that any of the following matters (“Kanen Matters”) can be effected only by way of unanimous approval of the Board (A) any repeal or modification of that certain director resignation policy (“Director Resignation Policy”) referred to in Section 3(c)(i) of that certain Settlement Agreement (“Settlement Agreement”) dated May 2, 2018 between the Company and Kanen Wealth Management LLC, among others, as the same may be amended or amended and restated; (B) an increase in the number of the Board beyond seven (7) members; and (C) the Company’s termination of Stephen Cotton as President of the Company without “cause” (as such term is defined in that certain Executive Employment Agreement dated May 2, 2018 between the Corporation and Mr. Cotton).

Pursuant to the Settlement Agreement, the Company agreed not to effect any of the Kanen Matters prior to May 2, 2020 or such time as Kanen beneficially owns less than 4.0% of the Company’s outstanding common shares, without the approval of at least one of Kanen’s nominees to the Board, namely S. Shariq Yosufzai or Sushil (“Sam”) Kapoor. The Board adopted the unanimous approval requirement for the Kanen Matters pursuant to the Amended Bylaws in order to align the Company’s covenants concerning the Kanen Matters with the Board’s duties and authorities under current interpretations of the Delaware General Corporate Law.

On September 21, 2018, the Board also adopted the Director Resignation Policy, whereby, commencing with respect to the Company’s 2019 annual meeting of stockholders (and at each subsequent annual meeting of the Company’s stockholders at which directors of the Company are to be elected), any director who fails to receive a majority of the votes cast by the Company’s stockholders at such meeting “for” his or her election as a Company director immediately shall (after the final tabulation and certification by the Company’s inspector of elections of voting results), tender his or her resignation to the Nominating Committee for its consideration and acceptance or rejection.

The foregoing summaries of the Amended Bylaws and Director Resignation Policy do not purport to be complete and are qualified in their entirety by reference to the Amended Bylaws and Director Resignation Policy, copies of which are filed as Exhibits 3.1 and 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit 3.1	Second Amended and Restated Bylaws of Aqua Metals, Inc.	Filed Electronically herewith
Exhibit 99.1	Director Resignation Policy of Aqua Metals, Inc.	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: September 27, 2018	/s/ Stephen Cotton
Stephen Cotton,
President